UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 20, 2015

Commission File Number:  001-34269

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 432-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 30, 2015, the Company announced that it has been awarded a blanket purchase agreement (“BPA”) from the U.S. Department of Veterans Affairs (“VA”) for the supply of its Takeaway Medication Recovery System™ Envelopes to VA healthcare facilities nationwide as part of the VA’s Consolidated Mail Outpatient Program.  The awarded BPA allows, but does not obligate, the VA to purchase up to $7.0 million, per year, of TakeAway envelopes over a five-year contract period.  The BPA is structured as a base year, plus four option years, agreement.  There is no guarantee of volume and the BPA may be cancelled by either party upon a 30 day written advance notice to the other party.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: November 30, 2015	Sharps Compliance Inc.
By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

Index to Exhibits

99.1	Press Release, dated November 30, 2015